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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


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                                   FORM 8-K



                                CURRENT REPORT
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    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     September 14, 1998
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                                 HELISYS, INC.
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              (Exact Name of Registrant as Specified in Charter)


             Delaware                 0-27286            95-4552813
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   (State or Other Jurisdiction      (Commission     (I.R.S. Employer
         of Incorporation)            File Number)    Identification No.)


24015 Garnier Street, Torrance, California                       90505
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(Address of Principal Executive Offices)                       (Zip Code)


Registrant's telephone number, including area code    (310) 891-0600
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                                Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)

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Item 5 - Other Events

  Sale of Preferred Stock and Warrants

  On September 14, 1998, Helisys, Inc., a Delaware corporation (the "Company") entered into a transaction whereby it sold 64,000 shares of Series A Preferred Stock, par value $.001 per share, at a purchase price of $6.25 per share ("Preferred Stock"). Purchasers of the Preferred Stock received warrants to purchase 800,000 shares of the Company's Common Stock at a purchase price of $0.35 per share.

  Each share of the Preferred Stock is convertible into 25 shares of the Company's Common Stock. Based on the voting provisions set forth in the Amended Certificate of Designations, Preferences and Rights ("Certificate"), holders of the Preferred Stock are entitled to that number of votes equal to five times the number of shares of Common Stock into which each share of the Preferred Stock is convertible. The number of votes that the holders of the Preferred Stock are entitled to decreases as the share price of the Company's Common Stock increases. The documents evidencing this transaction, including the Certificate which details the voting rights of the holders of the Preferred Stock, are attached to the Schedule 13D filed by Telantis Venture Partners V, Inc. and Robert F. Meyerson on September 24, 1998.

  Resignation of Directors

  On September 14, 1998, B. Allen Lay resigned from the Board of Directors of the Company. Effective September 18, 1998, Mr. Lay's vacancy on the Board was filled by Greg Chambers.

  On September 28, 1998, Fred M. Haney resigned from the Board of Directors of the Company. Mr. Haney's vacancy on the Board has not yet been filled.


  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    HELISYS, INC.



Date: October 7, 1998               By:  /s/ DAVE T. OKAZAKI
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                                         Dave T. Okazaki
                                         Chief Financial Officer